UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2017

BERRY PLASTICS GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	1-35672	20-5234618
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Oakley Street
Evansville, Indiana 47710
 (Address of principal executive offices / Zip Code)

(812) 424-2904
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.
Item 2.03	Creation of a Direct Financial Obligation.
On March 24, 2017, Berry Plastics Group, Inc., its wholly owned subsidiary, Berry Plastics Corporation ("BPC") and certain of its subsidiaries entered into an Amendment No. 7 to the Amended and Restated Revolving Credit Agreement ("Amendment No. 7"), which amended the existing Amended and Restated Revolving Credit Amendment, dated as of April 3, 2007 (as previously amended, the "Existing Revolving Credit Agreement," and as amended by Amendment No. 7, the "Amended Revolving Credit Agreement"), with Bank of America, N.A., as collateral agent and administrative agent, and certain other financial institutions, relating to BPC's existing $650 million secured, revolving credit facility (the "Revolving Facility").  Pursuant to Amendment No. 7, BPC exercised its option to increase the aggregate commitments under the Revolving Facility by $100 million to a total of $750 million.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
Amendment No. 7 to the Amended and Restated Credit Agreement, dated as of March 24, 2017, by and among Berry Plastics Group, Inc., Berry Plastics Corporation, certain domestic subsidiaries party thereto, Bank of America, N.A., as collateral agent and administrative agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY PLASTICS GROUP, INC.
(Registrant)

Dated: March 27, 2017	By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, Chief Legal Officer and Secretary